ZiLOG, Inc.
6800 Santa Teresa Boulevard
San Jose, CA 95119

April 16, 2008
Harvey Partners, LLC
350 Madison Avenue, 8th Floor
New York, NY 10017
Attention:  James A. Schwartz

Ladies and Gentlemen:

I am writing this letter on behalf of the Board of Directors (the "Board") of ZiLOG, Inc. ("ZiLOG") to respond to your April 10, 2008 press release, which included a letter to the Board dated March 14, 2008.  In your press release you claim that the Board has “chosen to ignore Harvey’s shareholder concerns.”  As I mentioned to Jim Schwartz on our phone conversation on April 14th, neither the Board nor ZiLOG management received your March 14, 2008 letter by mail, fax, PDF or otherwise, nor did I or any other member of the Board receive a courtesy call asking if we had received such a letter.  Thus, we first learned of your letter when you issued the press release on April 10, 2008.

As always, we value the input of all of our stockholders, and we have duly noted and considered the points made in your March 14, 2008 letter.  We also note that we have spoken to and received input from a number of our large stockholders who are supportive of the position we have taken with respect to the matters raised in your letter.

Respectfully,
ZiLOG, Inc.

By:	/s/ Darin G. Billerbeck
Darin G. Billerbeck, Chief Executive Officer